Presentation to the Special Committee of the Board of Directors

Project Shoulder

CONFIDENTIAL

September 30, 2002

William Blair & Company®

Investment Banking ▪ Equity Research ▪ Institutional & Private Brokerage ▪ Asset Management ▪ Private Capital

William Blair & Company, L.L.C. 222 West Adams Street Chicago, Illinois 60606 312.236.1600 www.williamblair.com

CHICAGO HARTFORD LONDON SAN FRANCISCO TOKYO VADUZ ZURICH

Confidential Material Presented to the Special Committee of the Board of Directors of Shoulder

The following pages contain material that was provided to the Special Committee of the Board of Directors of Shoulder (the "Company") in the context of a meeting held to consider a proposed merger between the Company and BCO Acquisition. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company, BCO Acquisition and other public sources. Any estimates and projections for the Company contained herein have been prepared by senior management or are publicly available, or based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, neither William Blair & Company, L.L.C. nor any of their respective legal advisors take any responsibility for the accuracy or completeness of any of the material used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair & Company, L.L.C. undertakes any obligation to update or otherwise revise the accompanying materials.

Table of Contents

INTRODUCTION

William Blair & Company

WILLIAM BLAIR'S ROLE

- William Blair & Company's ("William Blair") role today is to render its opinion with respect to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than holders of the Exchanged Shares) (collectively, the "Stockholders") of Shoulder (the "Company"), of the $20.00 per share cash consideration to be received by the Stockholders (other than holders of the Exchanged Shares) in the proposed merger pursuant to the Merger Agreement

- In connection with the review of the proposed Merger and the preparation of its opinion, William Blair examined:
  - A draft of the Merger Agreement, drafts of the Exchange Agreements and drafts of the voting agreements among BCO Holding and certain holders of the Exchanged Shares (such voting agreements, together with the Merger Agreement and the Exchange Agreements, are collectively referred to herein as the "Agreements")
  - A draft of a commitment letter from Deutsche Bank providing the terms and conditions upon which Deutsche Bank has committed to provide the senior secured revolving credit portion of the financing required in connection with the Merger
  - A draft of the commitment letter from Deutsche Bank providing the terms and conditions upon which Deutsche Bank has committed to provide the senior bridge loan portion of the financing required in connection with the Merger
  - Certain audited historical financial statements of the Company for the three years ended September 30, 2001
  - The unaudited financial statements of the Company for the nine months ended June 30, 2002
  - Certain internal business, operating and financial information and forecasts of the Company for each of the fiscal years ending September 30, 2002, 2003, 2004 and 2005, prepared by the senior management of the Company, and certain projections for each of the Company's fiscal years ending September 30, 2006 and 2007, based solely on such forecasts and certain financial and other information relating to the past performance and future prospects of the Company (collectively, the "Forecasts")
  - Information regarding publicly available financial terms of certain other business combinations we deemed relevant
  - The financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant
  - Current and historical market prices and trading volumes of the common stock of the Company
  - The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 30, 2001, March 31, 2002 and June 30, 2002 and certain other publicly available information on the Company and the industry in which it conducts its business

- We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant

TRANSACTION OVERVIEW

- The transaction will be accomplished via a merger of BCO Acquisition with and into Shoulder, with the Company remaining as the surviving corporation, whereby each issued and outstanding share of common stock of Shoulder (other than shares owned by the Company or any of its direct or indirect subsidiaries, shares as to which dissenters' rights have been perfected or the Exchanged Shares) will be converted into the right to receive cash in an amount equal to $20.00 per share (the "Merger")
- This price per share implies a total equity value of approximately $195.6 million and an enterprise value of approximately $300.4 million

DISCUSSION OF OTHER KEY TERMS

- Rollover Shares
- Tender Price for Existing Subordinated Debt
- Termination Fees/Expense Reimbursement
  - Termination Fee: $6.0 million
  - Expense Reimbursement: $4.0 million
- Funding at Closing

KEY ASSUMPTIONS UNDERLYING OUR REVIEW AND ANALYSIS

- In rendering our opinion, we have with your consent assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of our opinion, including without limitation the Forecasts
- We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company
- We have been advised by the senior management of the Company that the Forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company
- In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company's financial statements or other information made available to us
- We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based
- We were not requested to, nor did we, seek alternative participants for the proposed Merger nor were we asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage

KEY ASSUMPTIONS UNDERLYING OUR REVIEW AND ANALYSIS

- Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this presentation
- It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion
- We have relied as to all legal matters on advice of counsel to the Special Committee, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company or BCO Holding, and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company
- We have assumed, with your consent, that the executed forms of the Agreements will conform in all material respects to the last drafts of the Agreements reviewed by us

CHRONOLOGY OF KEY EVENTS

January 2000	Appoints new CEO and Chairman, begins restructuring of operations and management
June 2001	Announces $21.5 million restructuring and impairment charge
September 2001	Turns profit for quarter, continues in each of next three quarters
November 2001	First press release to include Company will "consider various strategic options to optimize shareholder value."
December 2001 (approx.)	Deutsche Bank begins calling effort on its own volition to eleven selected financial buyers
June 1, 2002 (approx.)	Suitor selected from Deutsche Bank calling effort and initiates extensive financial and strategic review
July 23, 2002	Date of indication of interest with $17.50 per share indication price
August 8, 2002	Meeting of the Independent Committee of the Board of Directors, Sidley, Austin, Brown & Wood, and William Blair
September 4, 2002	Meeting of the Independent Committee of the Board of Directors; receipt of revised indication of interest with $19.00 per share indication price
September 5, 2002	Meeting of the Board of Directors to approve 2003 budget

Shoulder Performance Overview

William Blair & Company

HISTORICAL FINANCIAL SUMMARY

($ in thousands except per share figures)

	Fiscal Year Ending September 30,				LTM as of	'99 - '02
	1999	2000	2001	2002E [4]	30-Jun-02	CAGR
Net Revenue	$ 487,549	$ 479,775	$ 475,039	$ 525,000	$ 512,248	2.5%
% Growth		*-1.6%*	*-1.0%*	*10.5%*		
Gross Profit	62,607	56,941	49,955	$ 70,400	64,641	4.0%
Gross Margin	*12.8%*	*11.9%*	*10.5%*	*13.4%*	*12.6%*	
EBITDA [1][2][3]	42,929	39,884	34,345	$ 56,400	49,950	9.5%
% Margin	*8.8%*	*8.3%*	*7.2%*	*10.7%*	*9.8%*	
Operating Income [1][2][3]	25,683	17,472	13,632	$ 36,520	29,855	12.5%
% Margin	*5.3%*	*3.6%*	*2.9%*	*7.0%*	*5.8%*	
Net Income [1][2]	5,627	(199)	(3,819)	$ 14,048	10,354	NMF
% Margin	*1.2%*	NMF	NMF	*2.7%*	*2.0%*	
EPS - fully diluted	$ 0.60	$ (0.02)	$ (0.43)	$ 1.51	$ 1.13	NMF

See page 17 for Projected Financial Summary.

(1) Excludes restructuring and impairment charges of $5.9 million, $21.5 million, and $1.3 million in 2000, 2001 (and LTM), and 2002 (and LTM), respectively, taxed at 42.5%

(2) Excludes gain on curtailment of post retirement benefits of $1.2 million in 2000, taxed at 42.5%. 2001 and LTM exclude extraordinary loss resulting from extinguishment of debt of $0.3 million (net of tax benefit).

(3) Excludes gain on sale of assets of $0.6 million in 2002.

(4) Revised based on most recent financial forecast prepared by the Company dated September 11, 2002.

STOCK PRICE PERFORMANCE

Shoulder

Price / Volume Graph Since June 1995 IPO


Stock Price
Volume
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
1,000,000
900,000
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
6/21/1995
11/6/1995
3/25/1996
8/9/1996
12/26/1996
5/14/1997
9/30/1997
2/18/1998
7/7/1998
11/19/1998
4/12/1999
8/26/1999
1/12/2000
5/31/2000
10/16/2000
3/6/2001
7/23/2001
12/12/2001
5/2/2002
9/18/2002
Volume
Close

STOCK PRICE PERFORMANCE

Shoulder

Price / Volume Graph Last Twelve Months


Stock Price
Volume
$20.00
$17.50
$15.00
$12.50
$10.00
$7.50
$5.00
$2.50
$0.00
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
9/20/2001
10/19/2001
11/19/2001
12/19/2001
1/22/2002
2/21/2002
3/22/2002
4/23/2002
5/22/2002
6/21/2002
7/23/2002
8/21/2002
9/20/2002
Volume
Close

STOCK PRICE PERFORMANCE

Shoulder

Price / Volume Graph Since January 1, 2000


Stock Price
Volume
$20.00
$17.50
$15.00
$12.50
$10.00
$7.50
$5.00
$2.50
$0.00
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
01/03/2000
02/17/2000
04/04/2000
05/19/2000
07/06/2000
08/21/2000
10/05/2000
11/20/2000
01/08/2001
02/23/2001
04/10/2001
05/25/2001
07/12/2001
08/27/2001
10/17/2001
12/03/2001
01/18/2002
03/07/2002
04/23/2002
06/07/2002
07/24/2002
09/09/2002
Aug 2000 - Shoulder
Sept 2000 –
Dec 2000 – Shoulder
Apr 2001 – Shoulder
May 2001 – New
Jun 2001 – Shoulder profitable - $.20 EPS
Sep 2001 –
Dec 2001 – Q1-'02 EBITDA up 83%
Mar 2002 – Record sales
Jul 2002 – 3Q sales increase 10.9%
Volume
Stock Price

William Blair & Company®

STOCK PRICE PERFORMANCE

Shoulder vs. Comparable Group Index (1)

Since September 1999



180
160
140
120
100
80
60
40
20
0
9/20/1999
12/13/1999
3/6/2000
5/29/2000
8/21/2000
11/13/2000
2/5/2001
4/30/2001
7/23/2001
10/15/2001
1/7/2002
4/1/2002
6/24/2002
9/16/2002
Shoulder
Shoulder +36.3%
Comparable Companies (17.1%)
S&P 500 (36.7%)

(1) Comparable group index includes: BLL, CCK, OI, REX.LN, SLGN. Index is equally weighted.

STOCK PRICE PERFORMANCE

Shoulder vs. Comparable Group Index (1)

Last Twelve Months


300
250
200
150
100
50
Shoulder
9/20/2001
10/18/2001
11/15/2001
12/13/2001
1/10/2002
2/7/2002
3/7/2002
4/4/2002
5/2/2002
5/30/2002
6/27/2002
7/25/2002
8/22/2002
9/19/2002
Shoulder +114.9%
Comparable Companies +74.5%
S&P 500 (14.1%)

(1) *Comparable group index includes: BLL, CCK, OI, REX.LN, SLGN. Index is equally weighted.*

STOCK PERFORMANCE ANALYSIS

Percent of Shoulder Trading Volume at Specified Prices Since August 2000


30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
24.5%
13.8%
15.4%
23.3%
23.1%
Less than $5.00
$5.00 to $7.00
$7.00 to $12.00
$12.00 to $15.00
$15.00 to $16.98

- 6.7 million cumulative shares were traded during this period, representing 77% of the 8.7 million shares outstanding as of September 20, 2002[1].
- Over the past two years, 46.4% of the trading activity has occurred above $12.00 per share.
- In the past two years, no shares have traded higher than $16.98.

(1) Per management estimates.

Note: Analysis is based on the average high and low process for each day, not the closing price.

SUMMARY ANALYST ESTIMATES

Broker (Analyst)	Target Price	Recommendation Prior	Recommendation Current	Estimate 2002	Estimate 2003	Long-term EPS Growth Rate	Date Of Report
Salomon Smith Barney (George L. Staphos)	$18.00	Neutral, High Risk	Neutral, High Risk	$1.29	$1.42	7%	07/25/02[1]
Deutsche Bank Securities (Daniel D. Khoshaba)	$17.00	Buy	Buy	$0.90	$1.10	7%	04/26/02[2]
Bear Stearns (Gary Schneider)	$22.00	Sector Perform	Outperform	$1.35	$1.60	6%	09/17/02[3]
Deutsche Bank High Yield (Sanford Burns)	◆ On August 1, 2002, wrote favorable report. Estimated 2002 EBITDA at $54.3 million. Recommended purchase of existing high yield debt.						
Internal Management Projection:				$1.51[4]	$1.92		

(1) *No new published reports but previous rating and estimates reiterated as of 9/6/02 per Bloomberg.*

(2) *No new published reports but previous rating and estimates reiterated as of 9/9/02 per Bloomberg.*

(3) *Summary report issued September 9, followed by a full report dated September 17.*

(4) *Excludes $1.3 million in restructuring charges in 2002, tax-affected at 42.5%.*

STOCK PRICE PERFORMANCE


Shoulder
Price / Current Year Earnings
Since Initial Public Offering
P/E Multiple
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
6/21/1995
11/30/1995
5/10/1996
10/21/1996
4/1/1997
9/10/1997
2/19/1998
7/31/1998
1/11/1999
6/22/1999
12/1/1999
5/11/2000
10/20/2000
4/2/2001
9/11/2001
2/20/2002
8/1/2002
Price / Current Year Earnings

Source: FactSet – First Call Price/ Current Year EPS - Rolling

Discontinuities in the graph line are due to negative or very small rolling yearly EPS.

VALUATION SUMMARY

William Blair & Company

PROJECTED FINANCIAL SUMMARY(1)

($ in thousands, except per share data)

	Budget		Forecast		Projection	
	Fiscal Year Ending September 30,					
	2002E (4)	2003E	2004E	2005E	2006E	2007E
Net Revenue	$ 525,000	$ 545,700	$ 570,000	$ 600,000	$ 618,000	$ 636,540
% Growth		*3.9%*	*4.5%*	*5.3%*	*3.0%*	*3.0%*
Gross Profit	70,400	74,600	83,600	88,300	90,949	93,359
Gross Margin	*13.4%*	*13.7%*	*14.7%*	*14.7%*	*14.7%*	*14.7%*
EBITDA	56,400 (3)	60,900	68,000	72,000	73,970	76,484
% Margin	*10.7%*	*11.2%*	*11.9%*	*12.0%*	*12.0%*	*12.0%*
Operating Income	36,520 (3)	43,700	48,943	50,964	50,714	51,112
% Margin	*7.0%*	*8.0%*	*8.6%*	*8.5%*	*8.2%*	*8.0%*
Net Income	14,048 (3)	18,676	23,562	26,880	28,342	29,534
% Margin	*2.7%*	*3.4%*	*4.1%*	*4.5%*	*4.6%*	*4.6%*
EPS - fully diluted(2)	$ 1.51	$ 1.92	$ 2.42	$ 2.76	$ 2.91	$ 3.03

(1) 2002 and 2003 budget provided by management. 2004 and 2005 forecast consistent with forecasts contained in the Company's July 2002 Strategy Work File prepared by management. 2006 and 2007 projections based solely on such forecasts and certain financial and other information relating to the past performance and future prospects of the Company.

(2) Assumes 9.75 million fully diluted shares in fiscal years 2003 through 2007.

(3) Excludes restructuring charge of $1.3 million and gain on sale of assets of $0.6 million in 2002. The $1.3 million charge is tax-affected at 42.5% for net income. The gain on sale is included in net income.

(4) Revised based on most recent financial forecast prepared by the Company dated September 11, 2002.

IMPLIED TRANSACTION VALUE ASSUMING INDICATION OF $20.00 PER SHARE

(in thousands, except per share amounts)

	Shares		Indication Value at $20.00 Per Share
EQUITY			
Basic Shares Outstanding [1]	8,709		$174,173
Options Outstanding to be Exercised [2]	1,925		38,503
Gross Equity Value	10,634		$212,676
Option Proceeds (weighted average exercise price of $8.85) [2]			(17,044)
Indication Value of Equity			$195,632
NET DEBT [3]			
Senior Subordinated Notes		100,000	
Credit Agreement		6,000	$106,000
Less: Cash			1,235
Total Net Debt			$104,765

Indication Value of Equity	$195,632
Plus: Net Debt	104,765
Implied Total Enterprise Value	$300,397

(1) Basic shares outstanding of 8,708,626 per Shoulder management as of September 20, 2002.
(2) Options outstanding of 1,925,164 and weighted average exercise price per Shoulder management as of September 20, 2002.
(3) Net debt figures through the third fiscal quarter ending June 30, 2002 per Shoulder 10-Q.

VALUATION MATRIX

($ in thousands, except per share data)

		Indication Per Share
Indication Per Share		$20.00
Premium to Current Price of	$13.85 [1]	44.4%
Fully Diluted Shares [2]		10,634
Gross Equity Value		$212,676
Less Option Proceeds [2]		(17,044)
Equity Value of Indication		$195,632
Plus Net Debt Outstanding [3]		104,765
Enterprise Value		$300,397

	Shoulder Results [4]	Implied Valuation Multiples
Revenue		Enterprise Value / Revenue
LTM through June 30, 2002	$512,248	0.59x
Fiscal 2002 Estimate	$525,000	0.57x
Fiscal 2003 Estimate	$545,700	0.55x
EBITDA		Enterprise Value / EBITDA
LTM through June 30, 2002	$49,950	6.01x
Fiscal 2002 Estimate	$56,400	5.33x
Fiscal 2003 Estimate	$60,900	4.93x
EBIT		Enterprise Value / EBIT
LTM through June 30, 2002	$29,855	10.1x
Fiscal 2002 Estimate	$36,520	8.2x
Fiscal 2003 Estimate	$43,700	6.9x
Earnings Per Share		Indication / EPS
LTM through June 30, 2002	$1.13	17.7x
Fiscal 2002 Estimate	$1.51	13.2x
Fiscal 2003 Estimate	$1.92	10.4x
Premium to Market		Premium [5]
1 day	$13.85	44.4%
1 week	$13.91	43.8%
4 weeks	$14.40	38.9%

(1) Shoulder closing price as of September 27, 2002.
(2) Basic shares outstanding of 8,708,826; 1,925,764 options outstanding and weighted average strike price of $8.85 per Shoulder management as of September 20, 2002.
(3) Per Shoulder June 30, 2002 10-Q.
(4) LTM estimates through June 30, 2002 10-Q. Projections for FY2002 and FY2003 per Shoulder management.
(5) Assumes transaction is announced Tuesday, October 1, 2002. "One day" premium based on closing price as of September 27, 2002.

VALUATION METHODOLOGIES

- Blair's estimate of the Company's theoretical value is based on the following methodologies:

Comparable Public Company Multiples Analysis	Comparable Transaction Multiples Analysis	Merger Premium Analysis	Discounted Cash Flow Analysis	Leveraged Acquisition Analysis	Discounted Future Stock Price Analysis	Stand Alone Earnings Accretion / Dilution Analysis

- The following considerations also have a significant impact on the Company's valuation:

Industry Characteristics and Trends (e.g., Size, Growth)	Relative Market Position and Competitive Environment	Company Growth and Earnings Prospects

ANALYSIS OF COMPARABLE PUBLIC COMPANIES

Company	Market Value[(1)]	Enterprise Value	LTM Sales
BALL	$2,888.9	$3,893.7	$3,753.6
CROWN CORK & SEAL	873.0	5,676.0	7,007.0
OWENS-ILLINOIS	1,694.4	7,590.8	5,514.8
REXAM PLC	£1,872.5	£3,469.5	£3,116.0
SILGAN	495.1	1,599.6	1,932.6
Median[(2)]	**$1,694.4**	**$5,405.4**	**$4,854.7**
SHOULDER	$ 120.6	$ 225.3	$ 512.2

- Shoulder has a significantly smaller market capitalization and less liquidity than its peers; will tend to squeeze multiple
- Blair analyzed other comparable manufacturers of rigid packaging
- Several of the comparable companies have diversified into flexible packaging

(1) Market value as of September 27, 2002.
(2) Median calculated using USD equivalent of Rexam's statistics based on September 27, 2002 pound to USD exchange rate of 1.558 :1.

ANALYSIS OF COMPARABLE PUBLIC COMPANIES

Comparable Public Companies

- Ball (BLL)
- Crown Cork & Seal (CCK)
- Owens – Illinois (OI)
- Rexam plc (REX LN)
- Silgan (SLGN)



Median Trading Multiples
18.0x
15.0x
12.0x
9.0x
6.0x
3.0x
0.0x
1.04x
7.0x
14.3x
13.4x
11.0x
8.5x
Revenue
EBITDA
EBIT
LTM
Cal. 02E
Cal. 03E
LTM Enterprise Value Multiples
P/E Multiples

ANALYSIS OF COMPARABLE PUBLIC COMPANIES


LTM Gross Margin
25%
20%
15%
10%
5%
0%
12.6%
15.4%
16.6%
22.4%
NMF
12.5%
SHOULDER
BLL
CCK
OI
REX.LN
SLGN


LTM EBITDA Margin
25%
20%
15%
10%
5%
0%
9.8%
11.2%
11.6%
25.2%
14.7%
13.3%
SHOULDER
BLL
CCK
OI
REX.LN
SLGN


LTM EBIT Margin
25%
20%
15%
10%
5%
0%
5.8%
7.3%
5.4%
15.1%
7.3%
8.4%
SHOULDER
BLL
CCK
OI
REX.LN
SLGN

William Blair & Company®

ANALYSIS OF COMPARABLE PUBLIC COMPANIES

($ in thousands, except per share data)

Implied Valuation

	Shoulder Results	Range of Multiples: Low		Range of Multiples: High	Total Enterprise Value			Less Net Debt[1]	Plus Options Proceeds[2]	Total Equity Value			Implied Equity Value Per Share[3]		
Total Value/ LTM EBITDA	$49,950	5.5x	–	9.2x	$274,725	--	$459,540	$104,765	$17,044	$187,004	--	$371,819	$17.59	--	$34.97
Total Value/ Forward EBITDA (CY2002)[4]	57,525	5.8x	–	8.6x	333,645	--	494,715	104,765	17,044	245,924	--	406,994	23.13	--	38.27
Total Value/ Forward EBITDA (CY2003)[5]	62,675	5.7x	–	8.2x	357,248	--	513,935	104,765	17,044	269,526	--	426,214	25.35	--	40.08
Total Value/ LTM EBIT	$29,855	9.1x	–	15.2x	271,681	--	453,796	104,765	17,044	183,959	--	366,075	17.30	--	34.43
For Above: Mean					$309,325	--	$480,497			$221,603	--	$392,775	$20.84	--	$36.94
For Above: Median					304,185	--	477,128			216,464	--	389,406	20.36	--	36.62
Total Value/ LTM Sales	$512,248	0.81x	–	1.38x	$414,921	--	$706,902	$104,765	$17,044	$327,200	--	$619,181	$30.77	--	$58.23
Equity Value/ LTM Net Income	$10,385	6.4x	–	22.0x	NA	--	NA	NA	17,044	83,508	--	245,514	7.85	--	23.09
Equity Value/CY2002 Estimated Net Income[4]	15,205	5.7x	–	18.8x	NA	--	NA	NA	17,044	103,710	--	302,891	9.75	--	28.48
Overall: Mean					$330,444	--	$525,778			$200,119	--	$391,241	$18.82	--	$36.79
Overall: Median					333,645	--	494,715			187,004	--	371,819	17.59	--	34.97

(1) Based on balance sheet as of June 30, 2002 per Shoulder 10-Q.

(2) Based on 1,925,164 options outstanding and weighted average exercise price of $8.85 per Shoulder management as of September 20, 2002.

(3) Based on 10,633,790 fully diluted shares outstanding, including 8,708,626 basic shares outstanding and 1,925,164 options outstanding per Shoulder management as of September 20, 2002.

(4) Shoulder's results have been calendarized using 75% of the 2002 fiscal year and 25% of the 2003 fiscal year results.

(5) Shoulder's results have been calendarized using 75% of the 2003 fiscal year and 25% of the 2004 fiscal year results.

COMPARABLE M&A TRANSACTIONS ANALYSIS

Selected Acquisitions – Target/*Acquirer*

- Schmalbach-Lubeca/*Ball*
- Schmalbach-Lubeca/*AV Packaging GmbH*
- American National Can/*Rexam plc*
- U.S. Can/*Berkshire Partners*
- May Verpackungen/*U.S. Can*
- PLM AB/*Rexam Plc*
- Blagden Packaging/*Drum Holdings S.A.*
- BTR Packaging/*Owens-Illinois*
- Continental Can Company/*Suiza Foods*
- Crown, Cork & Seal (Aerosol Business)/*U.S. Can*
- American National Can (Food Metal & Specialty)/*Silgan*
- CarnaudMetalbox/*Crown, Cork & Seal*

Median LTM Acquisition Multiples


18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
0.80x
6.0x
10.5x
13.0x
Revenue
EBITDA
EBIT
Net Income

The median premium paid one day prior to announcement was 38%

CASE STUDY: REXAM PLC ACQUIRES AMERICAN NATIONAL CAN

Transaction Summary

- On March 31, 2000, American National Can and Rexam Plc entered into a definitive agreement under which Rexam acquired all outstanding shares of the Company for $18.00 per share payable in cash
- Pechiney, the Company's largest shareholder with approximately 45% of the Company's stock, entered into an agreement pursuant to which it irrevocably agreed to tender all of its shares into the Rexam tender offer
- Based on 55.0 million shares outstanding, the $18.00 per share offer represented a $990 million equity value. Net debt of $991.2 million was assumed, resulting in an enterprise value of $1,981.2 million

Merger Multiples

($ in millions)

Transaction Value			
Implied Value of Equity	$ 990.0		
Net Debt	991.2		
Implied Enterprise Value	$ 1,981.2		
Transaction Multiples			
LTM Sales	0.85x		
LTM EBITDA	5.7x		
LTM EBIT	8.7x		
LTM Net Income	9.8x		
2000E EBITDA[1]	5.0x	--	5.6x
2001E EBITDA[2]	4.7x	--	5.3x

Merger Premiums

Trading Days	Stock Price	Premium
1 Day	$13.13	37.1%
1 Week	$12.69	41.8%
4 Weeks	$10.88	65.4%

(1) 5.0x 2000E EBITDA multiple based on Deutsche Banc 2000E EBITDA of $396 million; 5.6x 2000E EBITDA multiple based on Bear Stearns 2000E EBITDA of $355 million.

(2) 4.7x 2001E EBITDA multiple based on Deutsche Banc 2001E EBITDA of $424 million; 5.3x 2001E EBITDA multiple based on Bear Stearns 2001E EBITDA of $376 million.

CASE STUDY: REXAM PLC ACQUIRES AMERICAN NATIONAL CAN

American National Can Operating Performance

($ in millions)	Fiscal Year Ending December 31,						
	1997	1998	1999	2000E[2]	2001E[2]	2000E[3]	2001E[3]
Net Sales	$ 2,456.0	$ 2,451.1	$ 2,321.1	$ 2,460.0	$ 2,512.2	$ 2,300.0	$ 2,345.0
Gross Profit	386.1	474.5	479.7	531.0	557.1	480.0	506.0
EBITDA[1]	242.1	321.0	347.4	395.9	423.9	355.0	376.0
Operating Income[1]	123.4	191.5	226.5	273.1	302.2	226.0	239.0
Net Income[1]	$ 16.6	$ 114.2	$ 101.1	$ 107.7	$ 124.4	$ 102.0	$ 113.0
Growth Rates							
Net Sales	NA	0.1%	-5.3%	5.7%	2.1%	-1.2%	2.0%
EBITDA	NA	32.6%	8.2%	14.0%	7.1%	2.2%	5.9%
Operating Income	NA	60.9%	14.1%	20.9%	10.4%	-0.2%	5.8%
Net Income	NA	587.7%	-11.5%	6.5%	15.5%	0.9%	10.8%
Margins							
Gross Margin	15.7%	19.3%	20.6%	21.6%	22.2%	20.9%	21.6%
EBITDA	9.9%	13.1%	14.9%	16.1%	16.9%	15.4%	16.0%
Operating Income	5.0%	7.8%	9.7%	11.1%	12.0%	9.8%	10.2%
Net Income	0.7%	4.6%	4.3%	4.4%	5.0%	4.4%	4.8%

(1) Excludes restructuring charges of $11.0 million in 1997, $5.8 million in 1999, and a credit of $2.4 million in 1998, tax-affected at 40%.

(2) Estimates from Deutsche Banc research report dated February 23, 2000.

(3) Estimates from Bear, Stearns & Co. research report dated February 29, 2000.

CASE STUDY: BERKSHIRE PARTNERS ACQUIRES U.S. CAN CORPORATION

Transaction Summary

- On March 22, 2000 a group led by Paul W. Jones, Chairman and Chief Executive Officer of the Company, and Berkshire Partners, a private equity firm, made a proposal to the Company's board of directors calling for the recapitalization of the Company in which public shareholders of the Company would receive $21.00 in cash per outstanding share of common stock.
- On June 1, 2000, U.S. Can announced that it entered into a definitive agreement under which public shareholders would receive $20.00 in cash per outstanding share of common stock.
- Based on approximately 13.7 million fully diluted shares outstanding, the $20.00 per share offer represented a $273.7 million equity value. Net debt of $343.6 million was assumed, resulting in a total enterprise value of $617.3 million

Merger Multiples

($ in millions)

Transaction Value		
Implied Value of Equity	$	273.7
Net Debt		343.6
Implied Enterprise Value	$	617.3

Transaction Multiples	
LTM Sales	0.72x
LTM EBITDA	5.5x
LTM EBIT	8.3x
LTM Net Income	10.3x
2000E EBITDA	5.6x
2001E EBITDA	5.0x

Merger Premiums

Trading Days	Stock Price	Premium
1 Day	$14.88	41.2%
1 Week	$13.25	58.5%
4 Weeks	$12.94	62.3%

CASE STUDY: BERKSHIRE PARTNERS ACQUIRES U.S. CAN CORPORATION

U.S. Can Operating Performance

($ in millions)	Fiscal Year Ending December 31,			Projections[4]	
	1997	1998	1999[2]	2000	2001
Net Sales	$ 755.7	$ 710.2	$ 860.8	$ 816.7	$ 834.8
EBITDA[1]	99.3	94.9	113.2	111.0	123.2
Operating Income[1]	56.9	59.4	74.7	75.1	86.6
Net Income[1]	$ 7.9	$ 14.1	$ 26.6	$ 23.3	$ 29.6
Growth Rates					
Net Sales	NA	-6.0%	21.2% [3]	-5.1%	2.2%
EBITDA	NA	-4.5%	19.3%	-1.9%	11.0%
Operating Income	NA	4.5%	25.7%	0.5%	15.3%
Net Income	NA	78.3%	89.4%	-12.5%	27.0%
Margins					
EBITDA	13.1%	13.4%	13.1%	13.6%	14.8%
Operating Income	7.5%	8.4%	8.7%	9.2%	10.4%
Net Income	1.0%	2.0%	3.1%	2.9%	3.5%

(1) Excludes special charges of $63.0 million in 1997, $35.9 million in 1998 and $1.2 million in 1Q of 2000, tax-affected at 40%.

(2) Includes full year results of May Verpackungen acquisition on December 30, 1999. Verpackungen D&A contribution estimated as a percentage of incremental sales.

(3) Sales growth without May acquisition was 0.54%.

(4) Projections from U.S. Can Proxy.

William Blair & Company®

CASE STUDY: BALL CORPORATION ACQUIRES SCHMALBACH–LUBECA

Transaction Summary

- On August 30, 2002, Ball Corporation announced the acquisition of Schmalbach-Lubeca, the second largest beverage can manufacturer in Europe, for approximately 900 million euros in cash and the assumption of approximately 16 million euros in net debt and 250 million euros in pension liabilities.
- Schmalbach-Lubeca recently divested its PET business to AMCOR in May 2002
- The transaction is expected to close in late 2002 or early 2003.

Merger Multiples

(€ in millions)

Transaction Value	
Implied Value of Equity	€900.0
Net Debt [1]	16.0
Implied Enterprise Value	€916.0

Transaction Multiples	
LTM Sales	0.86x
LTM EBITDA	5.6x [2]
LTM EBIT	8.7x
LTM Net Income	NA
2002E EBITDA	5.5x [2]

(1) Net debt excludes unfunded pension liabilities of € 250 million.
(2) Alternate accounting for unfunded German pension liabilities would change these data to 6.5x and 6.4x, respectively

Schmalbach-Lubeca Operating Performance[1]

(€ in millions)	Fiscal Year Ending December 31,				LTM Ending
	1999	2000	2001	2002E [1]	6/30/2002 [3]
Net Sales	€764.0	€869.0	€953.0	€1,093.0	€1,063.0
EBITDA	148.0	146.0	155.0	167.0	165.0
Operating Income [2]	89.0	78	97.0	112.0	105.0
Growth Rates					
Net Sales	-4.4%	13.7%	9.7%	14.7%	NA
EBITDA	4.1%	-1.4%	6.2%	7.7%	NA
Operating Income	-2.2%	-12.4%	24.4%	15.5%	NA
Margins					
EBITDA	19.4%	16.8%	16.3%	15.3%	15.5%
Operating Income	11.6%	9.0%	10.2%	10.2%	9.9%

(1) Beverage division only. 2000 – 2002E results per Ball press conference dated August 30, 2002.
(2) Goodwill amortization assumed to be €5.0 million in 2002 based on 2001 results.
(3) Includes €14.0 million in pension expense to conform with GAAP accounting

COMPARABLE M&A TRANSACTION ANALYSIS SUMMARY

($ in thousands, except per share data)

Implied Valuation

	Shoulder Results	Range of Multiples		Total Enterprise Value			Less: Net Debt [1]	Plus: Options Proceeds [2]	Total Equity Value			Equity Value Per Share [3]		
Total Value / LTM Sales	$512,241	0.75x --	0.85x	$314,116	--	$435,411	$104,765	$17,044	$296,465	--	$347,690	$27.11	--	$32.70
Total Value / LTM EBITDA	49,950	5.5x --	6.5x	274,725	--	324,675	104,765	17,044	187,004	--	236,954	17.59	--	22.28
Total Value / LTM EBIT	29,155	9.5x --	11.5x	283,623	--	343,333	104,765	17,044	195,901	--	255,611	18.42	--	24.04
Equity Value / LTM Net Income	10,315	13.0x --	15.0x	NA	--	NA	NA	17,044	152,049	--	172,119	14.30	--	16.25
Mean									$207,355	--	$253,261	$19.55	--	$23.82
Median									191,452	--	246,282	18.00	--	23.16
Total Value/Forward EBITDA														
2002E EBITDA	$56,400	5.0x --	5.6x	$282,000	--	$315,840	$104,765	$17,044	$194,279	--	$228,119	$18.27	--	$21.45
2003E EBITDA	60,900	4.7x --	5.3x	286,230	--	322,770	104,765	17,044	198,509	--	235,049	18.67	--	22.10

(1) Based on balance sheet as of June 30, 2002 per Shoulder 10-Q.

(2) Based on weighted average exercise price of $8.85 per Shoulder management as of September 20, 2002.

(3) Based on 10,633,790 fully diluted shares outstanding, including 8,708,626 basic shares outstanding and 1,925,164 options outstanding per Shoulder management as of September 20, 2002.

PREMIUMS PAID IN M&A TRANSACTIONS

Blair analyzed 29 U.S. Public Deals Between $100 Million - $500 Million in Enterprise Value Completed Since 7/1/00 (1)

Premium Period	Shoulder Stock Price (2)	Range of Premiums	Equity Value Per Share
1 Day Prior	$13.85 (3)	28.9% -- 39.4%	$17.85 -- $19.31
1 Week Prior	$13.91	40.7% -- 49.6%	$19.57 -- $20.81
4 Weeks Prior	$14.40	52.8% -- 61.6%	$22.00 -- $23.27

Mean	$19.81	--	$21.13
Median	19.57	--	20.81

(1) Source: Securities Data Company; excludes transactions involving financial institutions, REOC's and REIT's, and transactions in which the initial offer price was less than $5.00 per share.
(2) Assumes transaction is announced Tuesday, October 1, 2002.
(3) "One day" premium based on closing price as of September 27, 2002.

DISCOUNTED CASH FLOW ANALYSIS

Parameters

- Discounted cash flow analysis of the Company's projected results
- Developed a valuation range based on:
  - Terminal EBITDA multiples ranging from 4.5x to 6.5x
  - Discount rates ranging from 13% to 17%
  - Discounted to October 1, 2002
  - Assumes net debt of $103 million as of October 1, 2002 as projected by Shoulder management
  - Assumes 10,633,790 fully diluted shares outstanding, including 8,708,626 million basic shares outstanding and 1,925,164 options outstanding as of September 20, 2002 per Shoulder management

Results

Valuation Range – Enterprise Value

($ in thousands)

		Terminal EBITDA Multiple		
		4.5x	5.5x	6.5x
	13%	$309,751	$351,264	$392,777
Discount	14%	$298,661	$338,385	$378,108
Rate	15%	$288,102	$326,128	$364,154
	16%	$278,043	$314,458	$350,873
	17%	$268,457	$303,342	$338,227

Enterprise valuation range from $268 to $393 million

Valuation Range – Equity Value Per Share

		Terminal EBITDA Multiple		
		4.5x	5.5x	6.5x
	13%	$21.05	$24.95	$28.85
Discount	14%	$20.00	$23.74	$27.47
Rate	15%	$19.01	$22.59	$26.16
	16%	$18.06	$21.49	$24.91
	17%	$17.16	$20.44	$23.72

Equity value per share range from $17.16 to $28.85

LEVERAGED ACQUISITION ANALYSIS

Parameters

- Blair analyzed a $17.50 per share transaction based on the following capitalization:
  - $40.0 million from senior credit line
  - $190.0 million of high yield debt
  - $70.2 million of equity
- In addition, Blair analyzed a $20.00 per share transaction based on the following capitalization:
  - $40.0 million from senior credit line
  - $190.0 million of high yield debt
  - $97.0 million of equity
- Finally, Blair analyzed a $21.00 and $22.50 per share transaction assuming the additional purchase price is funded with an increase in equity to $107.4 million and $123.4 million, respectively
- Assumes exit multiples of 4.5x to 6.5x EBITDA

Results

Valuation Range

($ in millions)

	SHOULDER Statistics			
	$17.50	$20.00	$21.00	$22.50
Enterprise Valuation	$ 273.8	$ 300.4	$ 311.0	$ 327.0
Equity IRR[1]	33.8%	25.4%	22.9%	19.5%
2002 EBITDA Multiple	4.85x	5.33x	5.51x	5.80x

(1) Internal rate of return based on 2007 EBITDA exit multiple of 5.5x.

Coverage Ratios[2]

	SHOULDER Statistics			
	$17.50	$20.00	$21.00	$22.50
EBITDA Interest Coverage	2.38x	2.38x	2.38x	2.38x
Senior Debt/EBITDA	0.71x	0.71x	0.71x	0.71x
Total Debt/EBITDA	4.08x	4.08x	4.08x	4.08x
Debt/Total Capitalization	76.6%	70.3%	68.2%	65.1%

(2) As 9/30/02 and based on the respective $17.50, $20.00, $21.00 and $22.50 transaction Enterprise Valuation Ranges as indicated.

DISCOUNTED EXPECTED SHARE PRICE

Implied Future Value of Share Price - Sensitivity Analysis

	2003E	2004E	2005E
EBITDA[1]	$ 60,900	$ 68,000	$ 72,000
EBITDA Multiples	**Future Enterprise Value**		
4.0x	$243,600	$272,000	$288,000
4.5x	274,050	306,000	324,000
5.0x	304,500	340,000	360,000
5.5x	334,950	374,000	396,000
6.0x	365,400	408,000	432,000
Plus: Option Proceeds[2]	$17,044	$17,044	$17,044
Less: Net Debt[3]	$79,894	$49,536	$21,718
EBITDA Multiples	**Future Equity Value**		
4.0x	$180,749	$239,508	$283,326
4.5x	$211,199	$273,508	$319,326
5.0x	$241,649	$307,508	$355,326
5.5x	$272,099	$341,508	$391,326
6.0x	$302,549	$375,508	$427,326
EBITDA Multiples	**Discounted Per Share Price at 15% Cost of Equity Capital**[4]		
4.0x	$14.78	$17.03	$17.52
4.5x	$17.27	$19.45	$19.74
5.0x	$19.76	$21.87	$21.97
5.5x	$22.25	$24.28	$24.20
6.0x	$24.74	$26.70	$26.42
EBITDA Multiples	**Discounted Per Share Price at 18% Cost of Equity Capital**[4]		
4.0x	$14.40	$16.18	$16.22
4.5x	$16.83	$18.47	$18.28
5.0x	$19.26	$20.77	$20.34
5.5x	$21.68	$23.06	$22.40
6.0x	$24.11	$25.36	$24.46

(1) 2003-2005 EBITDA forecasts provided by Shoulder management.

(2) Based on weighted average exercise price of $8.85 and 1,925,164 options outstanding per Shoulder management as of September 20, 2002.

(3) 2003 projected net debt per Shoulder management; 2004 and 2005 projected net debt using management operating forecasts. Net debt projections reflect adjustment for paydown of accounts payable.

(4) Based on 10,633,790 fully diluted shares outstanding, including 8,708,626 basic shares outstanding and 1,925,164 options outstanding per Shoulder management as of September 20, 2002.

SUMMARY VALUATION

Valuation Range Per Share


Comparable Public Company Analysis
$17.00
$34.00
Comparable Transaction Analysis
$18.00
$24.00
Merger Premium Analysis
$18.00
$24.00
Discounted Cash Flow Analysis
$17.00
$28.00
Leveraged Buyout Analysis
$17.50
$21.00
Implied Future Share Price
$15.00
$26.00
$12.00
$14.00
$16.00
$18.00
$20.00
$22.00
$24.00
$26.00
$28.00
$30.00

FAIRNESS OPINION LETTER

William Blair & Company

APPENDIX

William Blair & Company

BREAKUP FEE ANALYSIS

Date Announced	Date Completed	Target	Acquiror	Transaction Value ($000)	Enterprise Value ($000)	Equity Value ($000)	Break-up Fee	Break-up / Enterprise Value	Break-up / Equity Value
25 Jun 2001	25 Oct 2001	SJNB Financial Corp	Greater Bay Bancorp	$158.9	$158.9	$175.2	$1.0	0.6%	0.6%
06 Sep 2001	07 Mar 2002	BancFirst Ohio Corp	UNB Corp (OH)	$218.7	$218.7	$216.3	$1.0	0.5%	0.5%
15 Jul 1999	09 Nov 2000	EnergyNorth Inc	Eastern Enterprises	$250.0	$250.0	$204.0	$2.0	0.8%	1.0%
17 Jul 2001	11 Mar 2002	Main Street Bancorp, Inc	Sovereign Bancorp, Inc	$169.7	$169.7	$169.7	$2.0	1.2%	1.2%
09 Apr 2001	29 Jun 2001	Broadbase Software Inc	Kana Communications, Inc	$175.2	$124.7	$175.0	$2.5	2.0%	1.4%
15 Apr 2001	31 May 2001	E.W. Blanch Holdings, Inc	Benfield Greig Group Plc	$224.3	$224.3	$176.1	$4.5	2.0%	2.6%
20 Jul 2001	04 Jan 2002	Capital Transamerica Corporation	Alleghany Corp	$183.1	$181.4	$183.1	$4.5	2.5%	2.5%
09 Nov 2001	31 Dec 2001	eMachines Inc	Managements Group (led by Lap Shun Hui, director of eMachines Inc)	$154.2	-$57.1	$243.1	$4.8	NMF	2.0%
27 Jun 2000	16 Oct 2000	Scripps Financial Corp	U.S. Bancorp	$159.6	$159.6	$159.6	$5.0	3.1%	3.1%
11 Aug 2000	02 Oct 2000	Piercing Pagoda, Inc	Zale Corp	$262.5	$262.5	$197.5	$5.0	1.9%	2.5%
30 Nov 2000	27 Mar 2001	Oxford Tax Exempt Fund II	Apartment Investment & Management Co	$193.9	$193.9	$193.9	$5.0	2.6%	2.6%
18 Dec 2000	28 Nov 2001	Donna Karan International Inc	LVMH Moet Hennessy Louis Vuitton	$241.1	$241.1	$238.3	$5.0	2.1%	2.1%
28 Jun 2001	09 Nov 2001	UroCor, Inc	DIANON Systems, Inc	$177.5	$177.5	$177.5	$5.1	2.9%	2.9%
22 Jan 2001	07 Mar 2001	Guest Supply, Inc	SYSCO Corporation	$222.5	$222.5	$182.7	$5.5	2.5%	3.0%
02 May 2002	14 Jun 2002	Advanced Technical Products Inc	General Dynamics Corp	$252.0	$252.0	$199.6	$5.5	2.2%	2.8%
11 Oct 2000	30 Nov 2000	Cerprobe Corp	Kulicke and Soffa Industries, Inc	$179.9	$179.9	$189.8	$5.6	3.1%	3.0%
27 Nov 2000	06 Sep 2001	Chorus Communications Group	Telephone & Data Systems Inc	$224.9	$224.9	$193.9	$5.8	2.6%	3.0%

BREAKUP FEE ANALYSIS

Date Announced	Date Completed	Target	Acquirer	Transaction Value ($MM)	Enterprise Value ($MM)	Equity Value ($MM)	Breakup Fee	Breakup / Enterprise Value	Breakup / Equity Value
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

BREAKUP FEE ANALYSIS

Date Announced	Date Completed	Target	Acquiror	Transaction Value ($MM)	Enterprise Value ($MM)	Equity Value ($MM)	Breakup Fee	Breakup / Enterprise Value	Breakup / Equity Value
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

Mean	[illegible]	[illegible]
Median	[illegible]	[illegible]